UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

Carrier EQ, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56037	37-1981503
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

186 Lincoln Street, Third Floor, Boston, MA	02111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 841-7207

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03   Material Modification to Rights of Security Holders.

Discontinuation of AirToken Project

On June 30, 2021, Lake Niassa Empreendimentos e Participações Ltda., the sole member of Carrier EQ, LLC (the “Company”) determined to discontinue the development of AirTokens and end the AirToken project related to the Company’s business. At this time, the Company does not have the ability to further develop AirTokens as part of its business plan in the absence of new laws or a definitive regulatory regime (in both the U.S. and Brazil) regarding the use and transferability of AirTokens (and other similar tokens issued on the Ethereum block chain that are classified as securities). Current laws and regulatory regimes do not provide for the Company to utilize the AirTokens as envisioned by the Company since AirTokens are no longer freely transferable and the previous market for AirTokens no longer exists. AirTokens were never fully developed and never gained full functionality. As previously stated, AirTokens are not currently freely transferable and no market exists for AirTokens. As a result of the Company discontinuing the development of AirTokens, AirTokens will lose their functionality in full, and it is likely that no market for AirTokens will ever be re-created and that AirTokens will not again ever be freely transferable.

AirToken holders are subject to the Amended and Restated AirToken Terms & Conditions (the “Terms & Conditions”), attached hereto as Exhibit 4.1.

Expected Impact of Discontinuation of AirToken Project

Since the Company is no longer continuing with the AirToken project, the Company should not recognize any revenue related to the research and development of the AirToken project, and the deferred revenue is no longer appropriate to be recorded on the balance sheet. The liability, Deferred revenue - AirToken Project, of approximately $12.5 million should be extinguished and charged to Other Income in the Condensed Consolidated Statements of Comprehensive Loss.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith

4.1	Amended and Restated AirToken Terms & Conditions	10/A	9/25/19	4.4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carrier EQ, LLC

Date: June 30, 2021	By:	/s/ Lisbeth Reimer
Lisbeth Reimer
Principal Executive Officer